SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                November 10, 2003
                                -----------------
                Date of Report (Date of earliest event reported):


                        Commission file number: 000-29871


                                 RADVISION LTD.
                                 --------------
             (Exact Name of Registrant as Specified in Its Charter)





        Israel                                                    N/A
        ------                                                    ---
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                            Identification No.)

               24 Raoul Wallenberg Street, Tel Aviv 69719, Israel
               --------------------------------------------------
                    (Address of Principal Executive Offices)

                                 972-3-645-5220
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                      N/A
                                      ---
              (Former Name, Former Address and Former Fiscal Year,
                         if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On October 20, 2003, RADVISION Ltd. (the "Company"), announced its quarterly results for Q3 2003. On the same day the Company posted its results on its web site in the" investors section" under the caption of: RADVISION Q3, 2003 Financial Matrix - PowerPoint. On page 6 of the presentation the Company reported its estimates for 4Q 2003, The Company reported:


"For our NBU division, estimates for 4Q 2003 as follows:
(U.S. Dollars in thousands)
Other - $2,500
OnLan - $300
ViaIP - $9,200
Total - $12,000"

Since the publication of such estimates, the Company has been asked to comment about the nature of the line item captioned "Other". The Company is now providing a correction to this presentation and is deleting the line item "Other" and adding the sum of $2,500 to the estimate of ViaIP sales in 4Q 2003. The overall forecast remains unchanged and the Company is only readjusting the estimated sums within each line item. The Company now estimates the sales of ViaIP to be approximately $11,700 for 4Q 2003, and the estimate for total sales for the quarter from the NBU division remains unchanged at $12,000.


The adjusted estimates for our NBU division for 4Q 2003 are as follows:
(U.S. Dollars in thousands)

OnLan - $300
ViaIP - $11,700
Total - $12,000

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: November 10, 2003                RADVISION LTD.
                                      (Registrant)



                                 By:/s/Arnold Taragin
                                    -----------------
                                    Arnold Taragin
                                    Corporate Vice President and General Counsel